SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ___)

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      240.14a-11(c) or Section 240.14a-12


                          60 EAST 42ND ST. ASSOCIATES
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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

                          60 EAST 42ND ST. ASSOCIATES
                             C/O WIEN & MALKIN LLP
                               LINCOLN BUILDING
                               60 EAST 42ND ST.
                         NEW YORK, NEW YORK 10165-0015


                                                             September 4, 1997


TO:  PARTICIPANTS IN 60 EAST 42ND ST. ASSOCIATES:

     60 East 42nd St. Associates ("Associates"), a New York partnership, was formed in 1958 to acquire The Lincoln Building and underlying land at 60 East 42nd St., New York, New York (the "Premises"), subject to a Net Lease to Lincoln Building Associates, the continuing Net Lessee. The investment in Associates is divided among seven Participating Groups. Under the Participating Agreement of each Group, an Agent, who also serves as a partner in Associates, represents the Participants in the Group. Through its Agent, each Group holds an undivided one-seventh interest (the "Property") in Associates. Agent discretion, however, either as Agent or as a partner in Associates, is virtually non-existent, as the Premises are held subject to the Net Lease. Additionally, all significant transactions with respect to the Premises or the Property must be consented to by 100% in interest of the Participants in a Group, except that, once 90% in interest of Participants in a Group consent, then the Participation Agreement for each Group provides that the remaining 10% in interest of dissenting or abstaining Participants may be bought out at a nominal price.

     As a result of resignations, retirements and deaths, none of the successor Agents listed in the Participating Agreements of each Group is now available to serve, and two of the Groups currently have no Agent.
Additionally, the remaining Agents believe that the vote required to permit significant transactions with respect to the Property or the Premises should be changed, as the current provision allows a relatively small number of Participants in any one Group to block a transaction that might otherwise enjoy the broad support of all other Participants. Moreover, the reason for the current high voting percentage is no longer relevant.

     This letter and the accompanying statement is a Solicitation of Consents of the Participants in 60 East 42nd St. Associates (1) to the designation of new successor Agents, including a simplified format for Agent designation in the future, (2) to allow an Agent to serve as an agent for more than one Group, and (3) to change the vote required for significant transactions involving the Property or the Premises from 100% in interest of each Group, with a buy-out provision if consents from 90% in interest of such Group are obtained, to 66 2/3% in interest, with no buy-out provision. Each of these changes to the Participating Agreements is intended to provide better for the continued long-term needs of your investment.

     This solicitation is being made by Peter L. Malkin, Stanley Katzman, John
L. Loehr, Richard A. Shapiro and Thomas N. Keltner, Jr., as Agents on behalf of Associates. We are requesting your cooperation by consenting to the proposals, each of which is discussed in more detail in the attached Statement.

     The Participating Agreement for each Group requires the consent of 75% in interest of the Participants in that Group to designate new successor Agents for the Group, and 100% in interest of the Participants in that Group to approve each of the other two proposals. Each of the proposals will be put into place for each Group as and when the requisite consents are received for that Group.

     If you have any question concerning this Solicitation of Consents, please communicate with Stanley Katzman, Richard A. Shapiro or Alvin Silverman, partners in Wien & Malkin LLP, by mail at 60 East 42nd Street, New York, New York 10165, by phone at 212-687-8700, or by fax at 212-986-7679.

     This Solicitation of Consents will terminate sixty days after the date of this letter, and, therefore, your cooperation by signing, dating and immediately returning the colored copy of the Consent in the enclosed envelope provided for your convenience will be greatly appreciated. Once given, a Consent may not be revoked. This Solicitation may be extended by the Agents for up to an additional ninety days.

                                                   Sincerely,

                                                   /s/ Peter L. Malkin
                                                   -------------------
                                                   Peter L. Malkin

         Enclosures

                          60 East 42nd St. Associates
                             c/o Wien & Malkin LLP
                              60 East 42nd Street
                           New York, New York 10165

                          60 EAST 42ND ST. ASSOCIATES

             STATEMENT ISSUED BY THE AGENTS IN CONNECTION WITH THE
                        SOLICITATION OF CONSENTS OF THE
                                 PARTICIPANTS

                            Dated September 4, 1997


     This Statement is issued in connection with the solicitation of Consents of the Participants in 60 East 42nd St. Associates ("Associates") by Peter L. Malkin, Stanley Katzman, John L. Loehr, Richard A. Shapiro and Thomas N. Keltner, Jr., as Agents (the "Agents") for participants in Associates. Associates was formed to own The Lincoln Building and underlying land (collectively the "Premises") located at 60 East 42nd Street, New York, New York, subject to a net lease (the "Net Lease") to Lincoln Building Associates (the "Net Lessee"). Each Agent holds a one-seventh interest (the "Property") in Associates on behalf of a group of Participants represented by that Agent.

     The Agents are requesting the consent of the participants in Associates (the "Participants") to each of the following proposals:

     (1)  The designation of new successor Agents;

     (2) An amendment to the Participating Agreements (as later defined) to eliminate the requirement that no person may serve as Agent for more than one group of Participants; and

     (3) An amendment to the Participating Agreements to change the percentage of Participation interests required to approve any sale, mortgage, transfer, or lease arrangement with respect to the Property or the Premises from 100%, with an opportunity to buy out the interests of dissenting or abstaining Participants in a group if 90% of Participation interests in that group approve of the transaction, to 66 2/3%, with no opportunity to buy out the interests of dissenting or abstaining Participants.

     The Agents recommend approval of all of these proposals, which are discussed in greater detail in Section II, below. The following discussion summarizes the principal advantages and disadvantages of approving the proposals:

     DESIGNATION OF NEW SUCCESSOR AGENTS.

     As a result of resignations, retirements and deaths, there are no successor Agents at this time for any of the Participant groups. Moreover, because of recent retirements, two of the seven Participant groups do not currently have an Agent. The circumstances, therefore, require the appointment of successor Agents for the orderly functioning and administration of Associates now and in the future. The Agent vacancies that exist in two of the groups would be filled from among the successor Agents proposed.

     We believe that the individuals and categories of individuals proposed as successor Agents possess, and will possess, the business experience and backgrounds that will serve the best interests of all Participants. If new successor Agents are not approved, the two Participant groups without an Agent will not have the benefit of an Agent in place for the conduct of business in the normal course as contemplated by the Participating Agreements. The same will be true as and when Agent vacancies occur in the other Participant groups in the future. Accordingly, the failure to approve successor Agents could frustrate the operation of Associates and the investment of the Participants.


     PERMITTING  A  PERSON  TO  SERVE AS  AGENT  FOR  MORE  THAN ONE  GROUP OF
     PARTICIPANTS

     We believe that this change will simplify the administration of Associates and that no Participant would be disadvantaged if an Agent acts as Agent for another group of Participants. Agent discretion in most areas is virtually non-existent. The Premises are held subject to the Net Lease and in those few instances when a decision from Associates is called for with respect to the Property or the Premises, the Agent for any group cannot act without consent of the Participants of that group. Even if an Agent acted for more than one group, the Agent would act independently for each group based solely on that group's vote. In addition, an Agent's ability to serve as Agent for more than one group, as is the case with other investment groups represented by Wien & Malkin LLP, would more efficiently facilitate the implementation of the first proposal in this Consent Solicitation regarding appointment of successor Agents.


     CHANGE IN VOTING PERCENTAGE FOR PARTICIPANT APPROVAL.

     The current requirement for 100% Participant approval of significant transactions, with the 90% buy-out provision, was included in the original
Participating Agreements in 1958, when Associates was formed, to address income tax considerations that are no longer relevant. The requirement has resulted in cumbersome, time-consuming and more costly consent solicitations. Moreover, this "super-majority" requirement allows a small number of Participants within any group to block significant transactions that enjoy broad support among Participants.

     The 66 2/3% voting requirement proposed for each group to approve significant transactions is, the Agents believe, consistent with the vote generally required for approval of major actions by investors in a modern business entity. In any group approving this proposal, a Participant's individual power to block a significant transaction will be reduced, because dissent or abstention will be required from Participants representing at least 33.4% in interest of the group instead of 10.1% as now required. In a group not approving this proposal, a Participant's blocking power will remain undiminished in the group and in Associates as a whole, since consent of all groups is needed for a significant transaction by Associates. The Agents believe that this proposal is in the best interest of all Participants because it moderates individual veto power and enables Participants representing 66 2/3% in interest in every group to take effective action.

     In any group approving this proposal, a Participant who dissents or abstains from voting on a future significant transaction will no longer be subject to the possibility of being bought out at a nominal price.


                             --------------------


     It is anticipated that this Statement and the accompanying form of Consent will be mailed to the Participants on September 4, 1997. The solicitation of Consents will terminate on November 3, 1997 unless extended by the Agents, but in no event later than February 1, 1998. The Agents will advise all Participants of the results of the solicitation no later than 90 days after the termination date noted above or any extension thereof.


I.   BACKGROUND

     Associates, a New York partnership, was organized on September 25, 1958 for the purpose of acquiring title to the Premises subject to the Net Lease. Associates is comprised of seven investment groups of Participants, each of which is a party to a participating agreement ("Participating Agreement") between an agent ("Agent") and his investor Participants. Through its Agent, each of the seven Participant groups owns a one-seventh interest (the "Property") in Associates, representing $1,000,000 in interests of the original $7,000,000 cash investment in Associates. Each Agent also serves as a partner in Associates.

     The original partners in Associates were the late Lawrence A. Wien, the late Harry B. Helmsley, Alvin S. Lane, the late Henry W. Klein, the late William F. Purcell, Alvin Silverman and Fred Linden. Peter L. Malkin, Stanley Katzman, John L. Loehr, Richard A. Shapiro and Thomas N. Keltner, Jr. are the current partners in Associates, and each serves as Agent to one of the five groups of Participants that has an Agent. The Agent position is currently vacant for two of the seven groups.

     The terms of each Participating Agreement are identical to all others. Under each of the Participating Agreements between an Agent and his respective group, and supplements thereto, Participants have the right to approve or disapprove certain actions proposed by their Agent, including the sale, mortgage or transfer of the Property or the Premises or any amendment to the Net Lease. Since an Agent is so restricted and the Premises are held subject to the Net Lease, Agent discretion in most areas is virtually non-existent. There is no specific term of office of any Agent, and Agents receive no compensation for their service.

     The percentage of Participants (based on Participation interests held) required to approve each proposal discussed in this Statement is described in
Section V. - Terms of Solicitation of Consents.


II.  DISCUSSION OF PROPOSALS

     A.   DESIGNATION OF SUCCESSORS TO THE AGENTS

     Paragraph Sixth of each Participating Agreement provides that, in the event of the resignation, removal, death, incompetency or other disability of an Agent, he shall be succeeded by certain persons in the order listed therein or by any other person of full age designated in writing by the holders of at least 75% of the Participations in that group. The individuals designated as successor Agents in each Participating Agreement are the same in all Participating Agreements. Additionally, all of the Participating Agreements currently provide that no Agent may serve in that capacity for more than one group.

     Recently, two agents retired, leaving two groups with no Agent. Moreover, as a result of resignations, retirement or death, no successor Agent named in the Participating Agreements is available to serve at this time. Therefore, it is necessary to designate new successors for the two retired Agents and to designate new successors for each Agent in order to provide for the long-term future of the investment.

     The Agents recommend that the Participants in each group approve the following as successor Agents for its group: (a) any individual who, at the time of his or her designation as Agent, is a partner in Wien & Malkin LLP or any successor thereto("W&MLLP"); (b) any individual who, at the time of his or her designation as Agent, is employed by W&MLLP and has appropriate business experience and qualifications as determined by the Chairman of the Executive Committee of W&MLLP; (c) Anthony E. Malkin; and (d) Scott D. Malkin. The order of succession shall be determined by Peter L. Malkin or, failing such determination, by the Executive Committee of W&MLLP. Currently, Peter L.
Malkin serves as Chairman of the Executive Committee. Upon approval of the designation of new successor Agents by Participants of the two groups that currently have no Agent, it is currently anticipated that Anthony E. Malkin and Scott D. Malkin, or one of them, will be named as Agent for one (or both, if permitted pursuant to the second proposal) of those groups.

     The Participants' consent to the designation of a category of persons qualified to act as successor Agents, such as is represented by partners (category (a) above) and selected employees (category (b) above) of W&MLLP, will provide greater assurance of the continued availability of individuals who are eligible to serve as Agents as vacancies occur in the future. Designation of categories of appropriate individuals also will reduce the need to conduct solicitations to approve new successor Agents, thus eliminating the expensive, burdensome and time-consuming process of consent solicitations.

     W&MLLP has continuously provided supervisory, accounting, professional and various other services to Associates since Associates was formed in 1958. The Agents, each of whom is a partner in W&MLLP, believe that W&MLLP's experience in providing services to Associates uniquely qualifies its partners and employees, as selected by the Chairman of its Executive Committee, to serve as successor Agents.

     Anthony E. Malkin and Scott D. Malkin are sons of Peter L. Malkin and each is a graduate of Harvard College and experienced in real estate. After receiving law and business degrees from Harvard University, Scott D. Malkin has been actively involved in leading real estate ownership and development in the United States and Europe for the past thirteen years. Anthony E. Malkin has served for the past eight years as President of W&M Properties, Inc., the real estate management firm owned by Peter L. Malkin and him. During his tenure at W&M Properties, Inc., Anthony E. Malkin has initiated over $220,000,000 in property acquisitions, and $270,000,000 in property-related financing transactions, and has had primary responsibility for day-to-day management and operation of office, residential and industrial properties located in six states of the United States.

     B. PERMITTING AN AGENT TO SERVE AS THE AGENT FOR MORE THAN ONE GROUP OF PARTICIPANTS

     Paragraph Sixth of each Participating Agreement provides that no Agent shall serve as the Agent for more than one group of Participants. Each group of Participants is requested to consent to an amendment to its Participating Agreement to permit an Agent to represent more than one group of Participants.

     This amendment to the Participating Agreements will eliminate the need for seven different Agents at all times and will simplify administration. This change will not affect the voting power of each Participant within the Participating group in which he or she is a member.

     An individual designated as Agent for more than one group of Participants will be bound to act for each such group separately. When consent of each group of Participants is requested by the Agents in the future, an Agent acting for more than one group will not be authorized to act on a given matter for any group not approving the matter in question, even if such Agent is authorized to act with respect to such matter by another group for which the Agent also acts.

     If 100% consent is received from Participants in two or more groups permitting an Agent to represent more than one group, one Agent thereafter will represent those groups. Depending on which of the groups of Participants consent, Peter L. Malkin (or, if he fails to act, the Executive Committee of W&MLLP) will decide which Agent will represent the consenting groups. However, no individual will be able to act as Agent for all groups. Accordingly, there will always be at least two different Agents among all the Participating groups. If 100% consent is not received as to any group, the non-consenting group will continue to be represented by a separate Agent.

     C.   CHANGING THE PERCENTAGE FOR PARTICIPANT APPROVAL

     Subject to the terms of the Participating Agreement of each group of Participants, the Agent has the power to deal with the Property as though he were the sole owner thereof. Pursuant to paragraph FOURTH of the Participating
Agreement:

          The Agent shall not agree to sell, mortgage or transfer The Property, nor to modify any existing Lease [the Net Lease] affecting the aforesaid premises, nor to make any new lease affecting the same, without the consent of the parties owning one hundred percent (100%) of The Property.

     Moreover, pursuant to a supplement to the Participating Agreement, each Agent acknowledges that Paragraph FOURTH also limits, to the same extent, the Agent's ability to join the other Agents, in their capacity as partners in Associates, and sell, mortgage or transfer the Premises.

     Paragraph FOURTH, however, also provides that if, in connection with any matter for which 100% consent of Participants is required, the Agent has received consents from 90% of the group's Participation interests, the Agent is authorized to purchase the interest of any non-consenting Participants for a stipulated price of (a) the book value of the Participant's interest or (b) $100, whichever is greater. Prior to exercising this right, however, the Agent must provide to such non-consenting Participants written notice and an opportunity to consent to the action. Because of the existence of this buy-out provision, the effective vote required to authorize an Agent to act on behalf of a group pursuant to paragraph FOURTH is 90%. (The full text of Paragraph FOURTH is included as Appendix A to this Statement.)

     Each group of Participants is requested to consent to an amendment to its Participating Agreement to modify paragraph FOURTH to read as follows:

          The Agent shall not agree to sell, mortgage or transfer The Property, nor to modify any existing Lease affecting the aforesaid premises, nor to make any new lease affecting the same, without the consent of the parties owning sixty-six and two-thirds percent (66 2/3%) of The Property.

     The balance of paragraph FOURTH, dealing with the buy-out provision, would be eliminated. Because paragraph FOURTH limits an Agents' ability to act with respect to the Property or the Premises, this change would alter the vote required to authorize an Agent to act either in his capacity as Agent on behalf of a group or as a partner in Associates. This change, however, would not affect paragraph SIXTH of the Participating Agreement, which allows for removal of Agents and designation of new Agents by a 75% vote of interests.

     As Associates is now constituted, in order for Associates to undertake any significant action with respect to the Property, in effect consent of 90% of all Participation interests in each group is required. Similarly, consent of 90% of all Participation interests in any one group is required to authorize an Agent, in his capacity as a partner in Associates, to join the other partners in Associates to take an action with respect to the Premises.

     As a result, just over 10% of any one group, representing $101,000 of interests, can effectively block an action approved by all the other Participants. If the proposed amendment is adopted by all groups, then for any one group to block significant actions approved by all other groups with respect to the Property or the Premises, at least $334,000 of interests in such group must not consent to the proposed action.

     Additionally, the buy-out provision will be eliminated. Because the current book value of an original $10,000 participation has a negative balance of $6,445 as of June 30, 1997 (computed by dividing Associates' negative equity of $4,511,258 by the original 700 participations of $10,000 each, aggregating the $7,000,000 cash investment), a non-consenting Participant would only be entitled to a payment of $100 for his interest.

     If 100% consent is received from Participants in any one group of Participants permitting a change in the percentage vote required for approval of significant transactions involving the Property or the Premises, then the Participating Agreement for that group will be amended. If 100% consent to this amendment is not received as to any group of Participants, such group will continue to operate under the existing paragraph FOURTH. Accordingly, when consent of Participants is sought in the future, those groups which have consented to the 66 2/3% requirement will be appropriately designated in the Consent Solicitation and those groups which have retained the 100% consent requirement with the buy-out provision will be separately designated. However, if some groups consent to the amendment, and others do not, the ability of the Participants within the non-consenting groups to block transactions will be greater than that held by the Participants in the consenting groups.

     Associates is currently considering a program to increase the mortgage applicable to the Premises, to increase the Net Rent payable by the Net Lessee to Associates and the distributions to Participants, and to extend the Net Lease, in connection with the undertaking by the Net Lessee of an improvement program for various building systems and public areas, to be financed in part with proceeds of the mortgage increase. The proposed structure for this proposed transaction would ultimately result in half the cost of the capital improvement program being borne by the Associates and half by the Net Lessee. At such time as the terms, conditions and scope of the program have been determined, the consent of Participants will be solicited. If the amendment to the Participating Agreement proposed in this Statement is approved by any group, any vote by Participants in that group on a future transaction such as that described in this paragraph would be conducted in accordance with new Paragraph FOURTH.


III. POTENTIAL CONFLICTS OF INTEREST

     A.   CERTAIN OWNERSHIP OF PARTICIPATIONS:

     As of June 30, 1997, the Agents beneficially owned, directly or indirectly, the following Participations:

                                   Name & Address              Amount of
                                   of Beneficial               Beneficial             Percent
        Title of Class                 Owner                   Ownership              Of Class
        --------------             --------------              ----------             --------
 Participations                    Thomas N. Keltner, Jr.       $ 2,500.00             .036%
 in Partnership                    1111 Park Avenue
 Interests                         New York, N.Y. 10128

                                   John L. Loehr                $ 5,000.00             .071%
                                   286 Alpine Circle
                                   River Vale, N.J. 07675

                                   Peter L. Malkin              $40,833.34             .583%
                                   21 Bobolink Lane
                                   Greenwich, CT 06830

     At such date, Peter L. Malkin owned of record, as trustee or co-trustee but not beneficially, $55,714 of Participations and his wife owned $35,000 of Participations. Mr. Malkin disclaims any beneficial ownership of such Participations. Richard A. Shapiro owns as custodian a $5,000 Participation but he disclaims any beneficial ownership of such Participation.

     The wife of one member of W&MLLP owns an aggregate of $10,000 of Participations, or approximately .142% of the outstanding Participations. Her husband disclaims any beneficial ownership in those Participations.

     Scott D. Malkin owns of record and beneficially $33,334 of Participations, or .476% of the outstanding Participations. Anthony E. Malkin owns of record and beneficially $25,833 of Participations, or .369% of the outstanding Participations.

     B.   RELATIONSHIPS WITH NET LESSEE

     Peter L. Malkin, one of the Agents, also is a partner in the Net Lessee and owns 5.00% of the partnership interests in the Net Lessee, and his wife owns 2.5% of the partnership interests in the Net Lessee. Additionally, he acts as trustee for certain trusts owning 12.08% of the partnership interests in the Net Lessee. Peter L. Malkin disclaims any beneficial ownership in the partnership interests in the Net Lessee held by his wife and such trusts.

     As a consequence of (a) one of the Agents being a partner in the Net Lessee, and (b) the current and certain potential future Agents being members of W&MLLP (which represents Associates and the Net Lessee), certain actual or potential conflicts of interest may arise with respect to the management and administration of the business of Associates. However, under the respective Participating Agreements, and supplements thereto, certain transactions require the prior consent from Participants owning a specified interest under the Agreements in order for the Agents to act on their behalf. Such transactions include (a) modifications and extensions of the Net Lease, and the granting of a new Net Lease (b) the granting of a new, and the extending or modifying of a new or existing, mortgage loan secured by the Property or the Premises, or (c) a sale or other disposition of the Property, the Premises, or substantially all of Associates' other assets. The interest, if any, of each Agent in Associates and in the Net Lessee, as a partner therein, arises solely from ownership of Participations in Associates and direct or indirect partnership interests in the Net Lessee. The Agents, as investors in Associates, receive no extra or special benefit not shared pro rata with all other Participations in Associates or partners in the Net Lessee. The Agents thus receive no compensation, or any extra or special benefit, for their services as such. Any Agent who is a Partner in W&MLLP is entitled to receive a share of any legal fee or other remuneration paid to W&MLLP for professional services rendered to the Net Lessee or to Associates, as described below.

     W&MLLP receives $180,000 annually from the Net Lessee for acting as supervisor of the Net Lessee's partnership agreement and additional compensation of 10% of the distribution of cash profit of Net Lessee in excess of $400,000 per annum.

     Also, during the year ended December 31, 1996, the Net Lessee paid W&MLLP $50,750 for legal services rendered in connection with the possible significant transaction currently being considered which may go forward at a later date. See "C. Changing the Percentage for Participant Approval," under
Section II., above.

     C.   W&MLLP SERVICES TO ASSOCIATES

     Each of the current Agents is a member of W&MLLP, which receives compensation from Associates for providing various supervisory services to Associates. In consideration for such supervisory services, W&MLLP receives payment of $24,000 a year and an additional payment of 10% of cash available for distribution to Participants in excess of 14% in any year on the original cash investment of Associates. From Associates' payments to it, W&MLLP pays all disbursements of Associates relating to W&MLLP's supervisory services to Associates, including accounting and other professional fees, filing and search fees, and certain document preparation and mailing costs. During the fiscal year ended December 31, 1996, Associates paid W&MLLP $236,528 for supervisory services.

     W&MLLP also acts as legal counsel to Associates, and provides certain legal services in addition to the supervisory services described above. As legal counsel to Associates, W&MLLP participated in the preparation of this Consent Solicitation Statement and will receive compensation for its services. During the fiscal year ended December 31, 1996, no fee was paid by Associates for legal services rendered by W&MLLP.


IV.  FEES AND EXPENSES

     All fees and expenses relating to the solicitation of Consents hereunder, including those of third parties engaged by W&MLLP to assist in the preparation of this Consent Statement, will be advanced by W&MLLP and then reimbursed by Associates by deducting such amounts from overage rent otherwise available for distribution to Participants.

V.   TERMS OF SOLICITATIONS OF CONSENTS

     The Participating Agreement between an Agent and the Participants in that Agent's group requires that consents be received from the following percentage of Participants to approve each proposal described in this Statement:

     1.   As to  the  designation  of new  successor  Agents,  referred  to in
Section II.A., above - 75% in interest of the Participants in a group.

     2. As to the amendment to the Participation Agreements to permit an Agent to represent more than one group of Participants, referred to in Section II.B., above - 100% in interest of the Participants in a group. Two or more groups must so consent to implement the proposal.

     3. As to the amendment to the Participation Agreement to change the percentage of Participant interests required to approve certain actions by its Agent with respect to the Property or the Premises, referred to in Section II.C., above - 100% in interest of the Participants in a group.

     On June 30, 1997, there was a total of 740 Participants in the seven groups. Each Participant's voting percentage in his or her group is determined by a fraction, the numerator of which is the face amount of the participation owned and the denominator of which is the group's original $1,000,000 investment in Associates. At December 31, 1996, no person held Participations aggregating more than 5% of the total outstanding Participations.

     The solicitation of consents will terminate 60 days after the date of this letter, but may be extended by the Agents through February 1, 1998. There is no record date establishing the identity of the Participants entitled to vote for the proposals. Holders of Participations as of June 30, 1997 will be recognized as entitled to vote. However, if any Participation is transferred before the consent with respect to that Participation is given, the transferee will be entitled to vote. If consent to the proposals has been given prior to the transfer of a Participation, however, the transferee will be bound by the vote of the transferor.

     W&MLLP has been authorized by the Agents to solicit the consents of Participants by mail, fax, telephone and telegram after the mailing of this Statement. Forms of Consent that are signed and returned without a choice indicated as to any proposal for which consent is sought will be deemed to constitute a consent to the applicable proposal or proposals, as the case may be, and will be binding on each Participant as if such Participant had actually indicated such choice on such form. If the Consent is returned undated, it will be deemed dated as of the date received by the Agents.

     The Agents recommend that Participants consent to each of the proposals. PLEASE NOTE THAT A VOTE TO ABSTAIN IS TREATED THE SAME AS A VOTE TO DISAPPROVE.

     Participations are not traded on an established securities market, nor are they readily tradeable on a secondary market or the substantial equivalent thereof. Based on Associates' transfer records, Participations are sold by holders from time to time in privately negotiated transactions, and, in many instances, Associates is unaware of the prices at which such transactions occur (other than certain intra-family transfers involving Participations owned by members of W&MLLP or their families). However, Associates has been advised that sales prices during the past two calendar years for an original $10,000 Participation were $20,000.

     If you have any question or desire any additional information concerning this consent solicitation, please communicate with Stanley Katzman, Richard A. Shapiro or Alvin Silverman, partners in Wien & Malkin LLP, by mail at 60 East 42nd Street, New York, New York 10165-0015, by phone at 212-687-8700, or by fax at 212-986-7679.

     PLEASE SIGN, DATE AND IMMEDIATELY RETURN THE COLORED COPY OF THE CONSENT IN THE ENCLOSED ENVELOPE. ONCE GIVEN, CONSENT MAY NOT BE REVOKED.

     APPENDIX A

     The full text of existing Paragraph FOURTH of each Participating Agreement is as follows:

     "The Agent shall not agree to sell, mortgage or transfer The Property [the undivided one-seventh interest of Agent as partner in Associates], nor to modify any existing Lease affecting the aforesaid premises, nor to make any new lease affecting the same, without the consent of the parties owning one hundred percent (100%) of The Property.

     If the consents of parties owning at least ninety per cent (90%) of The Property have been obtained, the Agent or his designee (herein called
     "purchaser") shall have the absolute right to purchase the entire interest of any party who has not given such consent within ten (10) days after the mailing by the Agent of a written request therefor. The price shall be the original cost of the interest, less any capital repaid thereon, but under no circumstances shall such price be less than One Hundred Dollars ($100.00). The mailing by the purchaser, by registered mail, of a certified check for such price, at any time within ninety (90) days after such ten (10) day period, directed to such non-consenting party at his last known address, shall effect the sale and transfer to the purchaser of the interest of such party in The Property. The Agent is hereby irrevocably appointed attorney-in-fact for such party to execute any papers and to take any other action necessary to evidence such sale and transfer. The purchaser shall then accept the transfer in writing, and shall thereupon be a member of the joint venture with the same rights and liabilities as the parties hereto."

                                                                    APPENDIX B


                                    CONSENT

         SOLICITED BY PETER L. MALKIN, STANLEY KATZMAN, JOHN L. LOEHR,
                 RICHARD A. SHAPIRO AND THOMAS N. KELTNER, JR.
                           AS AGENTS (THE "AGENTS")
                   ON BEHALF OF 60 EAST 42ND ST. ASSOCIATES


     As a Participant in 60 East 42nd St. Associates, the owner of The Lincoln Building at 60 East 42nd St., New York, New York, I hereby take the following action in response to the Agents' Solicitation as outlined in the Consent Solicitation Statement issued by the Agents in connection with the Solicitation of Consents of the Participants dated September 4, 1997 (the "Statement"):

I.      CONSENT                                        WITHHOLD CONSENT
        -------                                        ----------------

        [ ]     Consent to                             [ ]     Disapprove of
                and Approve of


                                                       [ ]     Abstain From
                                                               Consenting To

the designation of the successor Agents, as described in Section II.A of the Statement.

II.     CONSENT                                        WITHHOLD CONSENT
        -------                                        ----------------

        [ ]     Consent to                             [ ]     Disapprove of
                and Approve of


                                                       [ ]     Abstain From
                                                               Consenting To

permitting an Agent to act as an agent for more than one group, as described in Section II.B of the Statement.

III.    CONSENT                                        WITHHOLD CONSENT
        -------                                        ----------------

        [ ]     Consent to                             [ ]     Disapprove of
                and Approve of


                                                       [ ]     Abstain From
                                                               Consenting To

changing the vote required to permit an Agent to engage in significant transactions, as described in Section II.C of the Statement.

     The Agents recommend that Participants consent to each of the above proposals. PLEASE NOTE THAT A VOTE TO ABSTAIN IS TREATED THE SAME AS A VOTE TO DISAPPROVE.

     The solicitation of Consents will terminate on November 3, 1997, but may be extended until February 1, 1998.

     The matters for which Consents are being solicited are more fully described in the Statement, receipt of which is hereby acknowledged and which is incorporated herein by reference.

IF THIS FORM IS SIGNED AND RETURNED WITHOUT A CHOICE INDICATED AS TO ANY INDIVIDUAL PROPOSAL OR PROPOSALS, CONSENT WILL BE DEEMED TO HAVE BEEN GIVEN AS TO SUCH PROPOSAL OR PROPOSALS AS IF SUCH CONSENT WAS ACTUALLY INDICATED ON THE FORM. IF THE CONSENT IS RETURNED UNDATED, IT WILL BE DEEMED DATED AS OF THE DATE RECEIVED BY THE AGENTS. ONCE GIVEN, THE CONSENT (OR DEEMED CONSENT) MAY NOT BE REVOKED.

                                                   [Participant's Name]
                                                   ID #

Date:  ____________, 1997                          ____________________
                                                        Signature